Exhibit 99.1
MARTHA STEWART LIVING OMNIMEDIA, INC. ANNOUNCES FOURTH
QUARTER AND FULL-YEAR 2007 RESULTS
Returns to Annual Profitability;
Internet Advertising Growth Continues Through the Quarter;
Merchandising and Internet Businesses Show Good Growth
NEW YORK, February 19, 2008 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and for the year ended December 31, 2007, reporting a 22% increase in fourth quarter revenue to $118.5 million, led by double-digit growth in its Publishing, Merchandising, and Internet segments.
Susan Lyne, President and Chief Executive Officer, said, “MSO completed its return to profitability in 2007, entering 2008 as a healthier and more diverse business. Our established brands continue to grow while the results from our newer brands and initiatives show great promise. Martha Stewart Living enjoyed a year of robust gains in advertising pages and revenues. Our Martha Stewart Collection at Macy’s is off to an excellent start despite a soft retail market. We are seeing renewed interest in our broadcast TV programming, and strong user and advertising trends at our revitalized Internet sites. While we will maintain a close eye on the economy in general and on the advertising marketplace specifically, we are nonetheless executing a number of growth initiatives intended to build sustainable profitability and cash flow into the Company.”
Fourth Quarter 2007 Summary
Revenues rose 22% to $118.5 million, compared to $97.0 million for the fourth quarter of 2006. The fourth quarter results were principally driven by royalty revenue from the Company’s merchandising relationship with Kmart. The fourth quarter also included initial royalties from the recently launched Martha Stewart Collection at Macy’s, as well as improved Internet performance. Publishing revenue growth was negatively impacted in the quarter by a change in the timing of revenue recognition related to our book deal with Clarkson Potter. This will result in a portion of revenue being deferred from fourth quarter of 2007 into the first quarter of 2008.
Operating income for the fourth quarter of 2007 was $33.0 million, compared to $14.6 million for the fourth quarter of 2006.
Adjusted EBITDA for the fourth quarter of 2007 was $38.3 million, compared to $21.5 million in the prior year period.
The prior year period’s results included a one-time gain of $3.2 million in revenue and $2.8 million in EBITDA related to the termination of our DVD agreement with Warner Home Video.

Net income per share from continuing operations was $0.63 for the fourth quarter of 2007, compared to $0.31 for the fourth quarter of 2006.
Full-Year 2007 Summary
Revenues rose 14% to $327.9 million, compared to $288.3 million for the full-year 2006. The full-year results were principally driven by strength in Merchandising and Publishing.
Operating income for the full-year 2007 was $7.7 million, compared to a loss of $(2.8) million for the full-year 2006.
Adjusted EBITDA for full-year 2007 was $34.4 million, compared to $19.6 million in the prior year period.
Net income per share from continuing operations was $0.20 for the full-year 2007, compared to a loss of $(0.33) for the full-year 2006.
Fourth Quarter 2007 Results by Segment
Publishing
Revenues in the fourth quarter of 2007 rose 15% to $49.4 million from $43.1 million in the prior year’s fourth quarter. Publishing revenue growth was led by strong advertising gains at Martha Stewart Living.
Operating loss was $(1.1) million for the fourth quarter of 2007, compared to an operating loss of $(2.2) million in the fourth quarter of 2006.
Adjusted EBITDA was $0.1 million in the fourth quarter of 2007, compared to a loss of $(1.3) million in the fourth quarter of 2006.
Highlights
•	Total ad revenue increased 30% in the quarter, with pages up 12% at Martha Stewart Living, 9% at Everyday Food, and 8% at Body + Soul. Ad revenue growth exceeded page growth, maintaining a strong and steady trend of rate growth from last year.

•	Comparable first quarter 2008 advertising revenue is currently trending up approximately 5% and our ability to predict is limited.

•	Beginning in 2008, the company raised the rate base at several magazines across its magazine portfolio. Martha Stewart Living is currently at 2,000,000, Everyday Food at 900,000, and Body + Soul at 550,000.

•	Martha Stewart’s Wedding Cakes, the third title under its new agreement with Clarkson Potter was published in the quarter. Under this agreement, which was amended in December to include an additional two books, Clarkson Potter will publish 12 books over a multi-year period. The next book, Martha Stewart’s Cookies, is due out in March.
Internet
Revenues were $7.2 million in the fourth quarter of 2007 compared to $5.4 million in the fourth quarter of 2006, with advertising revenue increasing 60%.
Operating income was $0.7 million in the fourth quarter of 2007, compared with $0.2 million in the fourth quarter of 2006.
Adjusted EBITDA was $1.3 million in the fourth quarter of 2007, compared to $0.3 million in the fourth quarter of 2006.
Highlights
•	Fourth quarter traffic showed solid gains, with page views increasing year over year by 30%, 40%, and 50% respectively during each successive month of the quarter. These strong traffic and engagement trends continued into the first quarter of 2008, with January page views up 33% year-over-year.

•	Advertising revenue for the first quarter is currently trending up approximately 35% year over year.

•	In November, MSLO launched Martha’s Circle, a collection of leading lifestyle sites and blogs serving as a network for advertisers. Through Martha’s Circle, the company is creating a highly selective lifestyle network comprised of content and community, enabling advertisers to extend their buy beyond marthastewart.com to reach similar consumers.
Broadcasting
Revenues in the fourth quarter of 2007 were $12.1 million, compared to $13.4 million in the fourth quarter of 2006. The prior year’s quarter included a one-time gain of $3.2 million in revenue and $2.8 million in EBITDA related to the termination of our DVD agreement with Warner Home Video. Excluding the one-time gain, revenue would have increased $1.9 million due to higher advertising revenue and revenue related to additional cable distribution of our TV programming.

Operating income was $0.3 million for the fourth quarter of 2007, compared with breakeven in the fourth quarter of 2006.
Adjusted EBITDA was $0.8 million for the fourth quarter of 2007, compared to $3.1 million in the prior year’s fourth quarter. Excluding the one-time gain described above, EBITDA would have increased $0.5 million on a year-over-year basis due to an increase in advertising revenue and additional distribution of television programs.
Highlights
•	The company’s new broadcasting initiatives, including the primetime airing of The Martha Stewart Show on a day-delay on the Scripps-owned Fine Living Network, and the half-hour daily Martha Stewart Crafts series on the DIY Network, contributed to the performance in the quarter. The quarter also recognized revenue from the sale of three holiday specials on the Fine Living Network and the renewal of two wedding specials by the Style Network.

•	Ratings for the nationally syndicated The Martha Stewart Show improved in December compared to the September premiere period. The Company’s financial performance in broadcasting continued to benefit from reduced production costs and a growing concentration of younger female viewers.

•	Martha Stewart on Demand, an advertising-supported, free video-on-demand service available to Comcast and Cox digital cable customers, launched in October. It provides 24/7 access to 10 hours of Martha Stewart programming, half of which is refreshed each month.
Merchandising
Revenues were $49.8 million for the fourth quarter of 2007, as compared to $35.2 million in the prior year’s fourth quarter. The current quarter included revenue from recently launched partnerships, including the Martha Stewart Collection at Macy’s, which launched at the end of the third quarter. The results included the contractual minimum royalty guarantees from Kmart.
Operating income was $43.4 million for the fourth quarter of 2007, compared to $29.5 million in the fourth quarter of 2006.
Adjusted EBITDA was $44.0 million for the fourth quarter of 2007, compared to $30.1 million in the prior year’s fourth quarter.

Highlights
•	The Martha Stewart Collection exclusively at Macy’s had a successful holiday selling season, with the enameled cast iron cookware, whiteware, and Trousseau bedding performing especially well.

•	In December, the company offered a holiday ham, the first item in its co-branded food line with Costco, followed in January by soups. Throughout 2008, Kirkland Signature Martha Stewart will roll out frozen appetizers, entrees and desserts; refrigerated appetizers, dips/spreads and entrees; and grocery products.

•	In January 2008, the company launched the new Martha Stewart Collection with Wedgwood tabletop line exclusively at Macy’s. With the introduction of this line, the Martha Stewart Collection became the number one brand on Macy’s bridal registry.
Corporate Expenses
Total Corporate expenses were $(10.4) million in the fourth quarter of 2007, compared to $(13.0) million in the prior year’s quarter. Adjusted EBITDA loss was $(7.9) million in the current period, compared to $(10.6) million in the prior year period. The decline in corporate expenses was primarily due to savings in compensation costs.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented, “Despite the current economic conditions in which we operate, and the deferral of a portion of our Clarkson Potter book revenue into 2008, our results were on target with our expectations and represented good performance across each of our businesses. Given the uncertain economic climate, our ability to predict into 2008 is limited, but we believe the business is fundamentally healthy. Improved revenue diversity, operating discipline and a clean balance sheet all provide underlying support if current economic conditions persist, as well as the resources to address marketplace opportunities as they arise.”
For the first quarter of 2008, we are expecting revenue in the range of $66.0 to 67.0 million, operating loss in the range of $(5.0) to $(4.0) million and adjusted EBITDA in the range of $(2.0) to $(1.0) million.
For the full-year 2008, we are expecting revenue of approximately $300.0 million, operating income in the range of $9.5 — $14.5 million and adjusted EBITDA in the range of $23.0 — $28.0 million.
This guidance excludes any impact from the transactions announced today.
Other Developments
Today the company also announced two strategic deals.

The company has reached an agreement with Chef Emeril Lagasse to acquire all of the assets related to the business of Emeril Lagasse, other than the restaurant and foundation-related assets. The purchase price is $50 million, $45 in cash and $5 million in stock, at closing, and could reach up to $70 million if certain performance targets are realized in 2011 and 2012.
In addition, MSLO announced a series of transactions with WeddingWire (www.weddingwire.com), a localized wedding platform that combines an online marketplace with planning tools and a social community. The deal includes the acquisition by MSLO of approximately 40 percent of the equity in WeddingWire and a commercial agreement related to software and content liscensing and media sales.
The Company issued separate press releases related to each of these transactions today.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze, value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors on February 19th, at 10:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, December 31,
(unaudited, in thousands, except per share amounts)

	2007	2006	Fav/Unf
REVENUES
Publishing	$49,416	$43,124	14.6%
Merchandising	49,807	35,192	41.5%
Internet	7,206	5,367	34.3%
Broadcasting	12,055	13,356	-9.7%

Total revenues	118,484	97,039	22.1%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	41,185	37,638	-9.4%
Selling and promotion	26,977	25,911	-4.1%
General and administrative	15,657	17,033	8.1%
Depreciation and amortization	1,699	1,882	9.7%

Total operating costs and expenses	85,518	82,464	-3.7%

OPERATING INCOME	32,966	14,575	nm

Interest income, net	450	916	-50.9%
Legal settlement	—	1,110	nm

INCOME BEFORE INCOME TAXES	33,416	16,601	nm

Income tax provision	(108)	(387)	nm

NET INCOME	$33,308	$16,214	nm

NET INCOME PER SHARE – BASIC AND DILUTED	$0.63	$0.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	52,551	51,641
Diluted	52,650	52,560

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(in thousands, except per share amounts)

	2007 (unaudited)	2006	Fav/Unf
REVENUES
Publishing	$183,727	$156,559	17.4%
Merchandising	84,711	69,504	21.9%
Internet	19,189	15,775	21.6%
Broadcasting	40,263	46,503	-13.4%

Total revenues	327,890	288,341	13.7%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	154,851	138,213	-12.0%
Selling and promotion	89,179	74,190	-20.2%
General and administrative	68,584	70,173	2.3%
Depreciation and amortization	7,562	8,598	12.0%

Total operating costs and expenses	320,176	291,174	-10.0%

OPERATING INCOME/(LOSS)	7,714	(2,833)	nm

Interest income, net	2,771	4,511	-38.6%
Legal settlement	432	(17,090)	nm

INCOME/(LOSS) BEFORE INCOME TAXES	10,917	(15,412)	nm

Income tax provision	(628)	(838)	nm

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	10,289	(16,250)	nm

Loss from discontinued operations	—	(745)	nm

NET INCOME/(LOSS)	$10,289	$(16,995)	nm

INCOME/(LOSS) PER SHARE – BASIC AND DILUTED
Income/(Loss) from continuing operations	$0.20	$(0.32)
Loss from discontinued operations	(0.00)	(0.01)

Net income/(loss)	$0.20	$(0.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	52,449	51,312
Diluted	52,696	51,312

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2007	December 31,
	(unaudited)	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,536	$28,528
Short-term investments	26,745	35,321
Accounts receivable, net	94,195	70,319
Inventories, net	4,933	4,448
Deferred television production costs	5,316	4,609
Income taxes receivable	513	482
Other current assets	3,921	3,857

Total current assets	166,159	147,564

PROPERTY, PLANT AND EQUIPMENT, net	17,086	19,616
INTANGIBLE ASSETS, net	53,605	53,605
OTHER NON-CURRENT ASSETS	18,417	7,262

Total assets	$255,267	$228,047

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable and accrued liabilities	$27,425	$28,053
Accrued payroll and related costs	13,863	13,646
Income taxes payable	1,246	1,011
Current portion of deferred subscription income	25,578	28,884
Current portion of deferred revenue	5,598	3,159

Total current liabilities	73,710	74,753

DEFERRED SUBSCRIPTION REVENUE	9,577	10,032
DEFERRED REVENUE	14,482	9,845
OTHER NON-CURRENT LIABILITIES	1,969	2,460

Total liabilities	99,738	97,090

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 26,738 and 26,109 shares issued in 2007 and 2006, respectively	267	261
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,722 and 26,791 shares outstanding in 2007 and 2006, respectively	267	268
Capital in excess of par value	272,132	257,014
Accumulated deficit	(116,362)	(125,811)

	156,304	131,732

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	155,529	130,957

Total liabilities and shareholders’ equity	$255,267	$228,047

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2007	2006
ADJUSTED EBITDA
Publishing	$131	$(1,345)
Merchandising	43,980	30,089
Internet	1,304	269
Broadcasting	781	3,077

Adjusted EBITDA before Corporate Expenses	46,196	32,090
Corporate Expenses	(7,853)	(10,556)

Adjusted EBITDA	38,343	21,534

NON-CASH EQUITY COMPENSATION
Publishing	887	715
Merchandising	464	283
Internet	252	109
Broadcasting	227	2,262
Corporate Expenses	1,848	1,708

Total Non-Cash Equity Compensation	3,678	5,077

DEPRECIATION AND AMORTIZATION
Publishing	303	142
Merchandising	90	257
Internet	394	(59)
Broadcasting	254	768
Corporate Expenses	658	774

Total Depreciation and Amortization	1,699	1,882

OPERATING INCOME/(LOSS)
Publishing	(1,059)	(2,202)
Merchandising	43,426	29,549
Internet	658	219
Broadcasting	300	47

Operating Income before Corporate Expenses	43,325	27,613
Corporate Expenses	(10,359)	(13,038)

Total Operating Income	32,966	14,575
Interest income, net	450	916
Legal settlement	—	1,110

INCOME BEFORE INCOME TAXES	33,416	16,601

Income tax provision	(108)	(387)

NET INCOME	$33,308	$16,214

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2007	2006
ADJUSTED EBITDA
Publishing	$17,023	$9,341
Merchandising	59,159	48,517
Internet	(4,394)	(206)
Broadcasting	1,548	4,416

Adjusted EBITDA before Corporate Expenses	73,336	62,068
Corporate Expenses	(38,942)	(42,492)

Adjusted EBITDA	34,394	19,576

NON-CASH EQUITY COMPENSATION
Publishing	4,297	2,715
Merchandising	1,555	967
Internet	501	208
Broadcasting	6,866	3,006
Corporate Expenses	5,899	6,915

Total Non-Cash Equity Compensation	19,118	13,811

DEPRECIATION AND AMORTIZATION
Publishing	1,188	600
Merchandising	375	1,021
Internet	1,242	117
Broadcasting	2,201	3,026
Corporate Expenses	2,556	3,834

Total Depreciation and Amortization	7,562	8,598

OPERATING INCOME (LOSS)
Publishing	11,538	6,026
Merchandising	57,229	46,529
Internet	(6,137)	(531)
Broadcasting	(7,519)	(1,616)

Operating Income before Corporate Expenses	55,111	50,408
Corporate Expenses	(47,397)	(53,241)

Total Operating Income/(Loss)	7,714	(2,833)
Interest income, net	2,771	4,511
Legal settlement	432	(17,090)

INCOME/(LOSS) BEFORE INCOME TAXES	10,917	(15,412)
Income tax provision	(628)	(838)

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	10,289	(16,250)
Loss from discontinued operations	—	(745)

NET INCOME/(LOSS)	$10,289	$(16,995)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions, except per share amounts)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).
First Quarter Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$(2.0)	—	$(1.0)
Depreciation and Amortization	(1.0)		(1.0)
Non-Cash Equity Compensation	(2.0)		(2.0)

Operating Loss	(5.0)	—	(4.0)

Interest Income	1.0		1.0

Pre-tax Loss	(4.0)	—	(3.0)

Income Taxes	—		—

Net Loss	(4.0)	—	(3.0)

Loss Per Share	$(0.08)	—	$(0.06)

Avg. Diluted Shares Outstanding	52.6		52.6
Full Year 2008 Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$23.0	—	$28.0
Depreciation and Amortization	(5.5)		(5.5)
Non-Cash Equity Compensation	(8.0)		(8.0)

Operating Income	9.5	—	14.5

Interest Income	4.0		4.0

Pre-tax Income	13.5	—	18.5

Income Taxes	—		—

Net Income	13.5	—	18.5

Earnings Per Share	$0.26	—	$0.35

Avg. Diluted Shares Outstanding	52.6		52.6